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                                                                     EXHIBIT 1.1

                      [Education Funding Capital Trust-___]

                    $___________ Education Loan Backed Notes
                            __________ Series ______


                             UNDERWRITING AGREEMENT

[Name of Underwriter]                                       ___________, 2003
     as Representative of the Underwriters named herein

Ladies and Gentlemen:

         Education Lending Services, Inc. ("ELS"), a Delaware corporation, as administrator of the business activities of the Depositor (as defined below), has caused the Depositor to form a statutory trust under the laws of the State of Delaware known as [Education Funding Capital Trust-__] (the "Trust"), to which the Depositor has and will transfer Student Loans, and ELS proposes to cause the Trust to sell to [Name of Underwriter] (the "Representative") and ___________ ___ (collectively with the Representative, ___ the "Underwriters",
___ and each individually, an "Underwriter"), pursuant to the terms of this Underwriting Agreement (this "Agreement"), Education Loan Backed Notes in the following Series and initial principal amounts: $___________ Education Loan Backed Notes, ___ Series 2003A-__ ___ (the ___ "Series A-__ ___ Notes"), ___ $___________ ___ Education ___ Loan Backed Notes, Series 2003A-__ (the "Series A-__ Notes"), $___________ Education Loan Backed Notes, Series 2003A-__ (the "Series A-__ Notes"), $___________ Education Loan Backed Notes, Series 2003A-__ (the "Series A-__ Notes"), $___________ Education Loan Backed Notes, Series 2003A-__ (the "Series A-__ Notes"), $___________ Education Loan Backed Notes,
___ Series 2003A-__ ___ (the ___ "Series A-__ ___ Notes"), ___ $___________ ___
Education ___ Loan Backed Notes, Series 2003A-__ (the "Series A-__ Notes"), and $___________ Education Loan Backed Notes, Series 2003A-__ (the "Series A-__ Notes") (the "Series A-__ Notes" and together with the Series A-__ Notes, the Series A-__ Notes, the Series A-__ Notes, the Series A-__ Notes, the Series A-__ Notes, the Series A-__ Notes, and the Series A-__ Notes, the "Series A Notes"), and $___________ Education Loan Backed Notes, Series 2003B-__ (the "Series B Notes" and together with the Series A Notes, the "Notes").

         Education Funding Capital I, LLC (the "Depositor"), a Delaware limited liability company, [previously acquired] [will acquire] a pool of Student Loans from Education Lending Group, Inc. (the "Seller") pursuant to the Seller Transfer and Sale Agreement dated as of ___________, 2003 (the "Seller Transfer and Sale Agreement") among the Seller, the Depositor, Fifth Third Bank, as eligible lender trustee on behalf of the Seller (the "Seller Eligible Lender

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Trustee"), and Fifth Third Bank, as eligible lender trustee on behalf of the
Depositor (the "Depositor Eligible Lender Trustee"), which pool of Student Loans the Depositor will transfer to the Trust pursuant to the Depositor Transfer and Sale Agreement dated as of ___________, 2003 (the "Depositor Transfer and Sale Agreement) among the Depositor, the Trust, the Depositor Eligible Lender Trustee, and Fifth Third Bank, as eligible lender trustee on behalf of the Trust (the "Trust Eligible Lender Trustee"; in its capacity as eligible lender trustee on behalf of the Seller, the Depositor and the Trust, Fifth Third Bank is referred to herein as the "Eligible Lender Trustee"). As of ___________, 2003, that pool of Student Loans had an outstanding principal balance of $___________.

         The Trust was formed pursuant to a Trust Agreement dated as of ___________, 2003 (the "Trust Agreement") among the Depositor, Wilmington Trust Company, a banking corporation formed under the laws of the State of Delaware, as owner trustee of the Trust (the "Owner Trustee"), and Fifth Third Bank, as co-owner trustee of the Trust (the "Co-Owner Trustee").

         ELS serves as administrator of the Depositor pursuant to the Administration Agreement dated as of ___________, 2003 (the "Depositor Administration Agreement") between ELS and the Depositor, and as administrator of the Trust pursuant to the Administration Agreement dated as of ___________, 2003 (the "Trust Administration Agreement"), between ELS and the Trust. Fifth Third Bank, a banking corporation formed under the laws of the State of Ohio, acts as eligible lender trustee on behalf of (i) the Seller pursuant to the Eligible Lender Trust Agreement dated as of May 1, 2002 (as amended, the "Seller Eligible Lender Trust Agreement") between Fifth Third Bank and the Seller, (ii) the Depositor pursuant to the Eligible Lender Trust Agreement dated as of May 1, 2002 (the "Depositor Eligible Lender Trust Agreement") between Fifth Third Bank and the Depositor, and (iii) the Trust pursuant to the Eligible Lender Trust Agreement dated as of ___________, 2003 (the "Trust Eligible Lender Trust Agreement" and together with the Seller Eligible Lender Trust Agreement and the Depositor Eligible Lender Trust Agreement, the "Eligible Lender Trust Agreements") between Fifth Third Bank and the Trust.

         The Notes will be issued pursuant to an Indenture of Trust dated as of ___________, 2003 (the "Indenture"), among the Trust, Fifth Third Bank, as indenture trustee (the "Indenture Trustee"), and the Trust Eligible Lender Trustee. Pursuant to the Indenture, the Notes will be secured by, among other things, the Student Loans to be acquired by the Trust.

         As used in this Agreement, the term "Basic Documents" refers to the following: (i) the Trust Agreement; (ii) the Indenture; (iii) the Eligible Lender Trust Agreements, (iv) the Seller Transfer and Sale Agreement; (v) the Depositor Transfer and Sale Agreement; (vi) the Servicing Agreement dated as of ___________, 2003 among ELS, as master servicer (the "Master Servicer"), the Trust and the Trust Eligible Lender Trustee; (vii) the Servicing Agreement dated as of ___________, 2003 (the "Subservicing Agreement") among [Name of Subservicer] (the "Subservicer"), the Trust Eligible Lender Trustee and the Master Servicer; (viii) the Bailment Notice and Acknowledgement dated ___________, 2003 among the Trust, the Trust Eligible Lender Trustee, the Indenture Trustee and the Subservicer; (ix) the Depositor Administration Agreement; (x) the Trust Administration Agreement; [(xi) the Auction Agent Agreement dated as of ___________, 2003 (the "Auction Agent Agreement") among the Trust, the Indenture

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Trustee and [Name of Auction Agent], as auction agent (the "Auction Agent");]
(xii) the Market Agent Agreement dated as of ___________, 2003 (the "Market Agent Agreement") among [Name of Market Agent], as market agent, the Trust and the Indenture Trustee; (xiii) the Broker-Dealer Agreement dated as of ___________, 2003 between [Name of Broker-Dealer] and the Auction Agent; (xiv) the Broker-Dealer Agreement dated as of ___________, 2003 between [Name of Broker-Dealer] and the Auction Agent (together with the Broker-Dealer Agreement referred to in (xiii) above, the "Broker-Dealer Agreements"); (xv) this Agreement; and (xvi) the Notes. When used with reference to a Person, the term "its Basic Documents" refers to the Basic Documents to which that Person is a party.

         Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Indenture.

         1.       Purchase and Sale of Notes.

         (a) Subject to the terms and conditions and upon the basis of the representations, warranties and covenants hereinafter set forth, the Underwriters hereby agree, jointly and severally, to purchase from the Trust, and the Seller, the Depositor and ELS (the Seller, the Depositor and ELS are hereinafter referred to collectively as the "Responsible Parties") hereby agree, jointly and severally, to cause the Trust to sell to the Underwriters, all (but not less than all) of the Notes, dated as of their date of issuance, in the principal amount and at the aggregate purchase price set forth on Appendix A, attached hereto.

         (b) It is understood that, after the Registration Statement becomes effective, the Underwriters propose to offer the Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus. The Underwriters agree not to offer or sell the Notes in any state or jurisdiction where registration, qualification ___ or any filing to effect any exemption is required under such state's or jurisdiction's securities or Blue Sky laws, except where, with the consent of the Responsible Parties (which may be withheld in the Responsible Parties' sole discretion), such registration, qualification or filing has been completed. The Underwriters agree that all offers and sales of the Notes will be made in accordance with applicable federal and state securities laws and regulations.

         2. Closing. No later than 12:00 noon, New York City time, on ___________, 2003, or at such other time or on such earlier or later date as shall have been mutually agreed upon by ELS and the Representative, ELS shall deliver, or cause to be delivered the Notes to the Indenture Trustee to be held in its custody pursuant to a FAST delivery arrangement with and on behalf of The Depository Trust Company ("DTC"), which Notes shall be in form satisfactory to the Representative and duly executed by the Co-Owner Trustee on behalf of the Trust, and shall deliver a specimen copy of each executed and authenticated Note to the Representative together with the other documents hereinafter mentioned; and the Representative shall accept such delivery for the respective accounts of the Underwriters and the Underwriters shall pay the purchase price of the Notes as set forth in Appendix A by wire transfer in clearinghouse funds to the Indenture Trustee. Such payment and delivery is herein called the "Closing" and the date of the Closing is herein called the "Closing Date". The Notes (one Note for each Series in the respective principal amount thereof unless otherwise required by the rules and regulations of

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DTC) shall be made available to the Representative for checking and delivery to the Indenture Trustee not less than 24 hours prior to the Closing at a place designated by the Representative. The Notes may be typewritten and shall be registered in the name of Cede & Co. ELS and the Co-Owner Trustee on behalf of the Trust will file with DTC a Letter of Representations, together with all riders and/or supplements thereto required by DTC, to permit the Notes to be held in the custody of the Indenture Trustee pursuant to a FAST delivery arrangement.

         3. Representations, Warranties and Covenants of the Responsible Parties. Each of the Responsible Parties represents and warrants to and agrees with the Underwriters that:

         (a) Registration statement on Form S-3 (No. 333-____), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Notes and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed with the Securities and Exchange Commission (the "SEC") and such registration statement, as amended, has become effective; such registration statement, as amended, and the prospectus relating to the sale of the Notes offered thereby constituting a part thereof, as from time to time amended or supplemented (including the base prospectus, any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Act, the information deemed to be a part thereof pursuant to Rule 430A(b) under the Act, and the information incorporated by reference therein) are respectively referred to herein as the "Registration Statement" and the "Prospectus", respectively; and the conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement.

         (b) On the effective date of the Registration Statement, the Registration Statement and the Prospectus conformed in all respects to the requirements of the Act, the rules and regulations of the SEC (the "Rules and Regulations") and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the "Trust Indenture Act"), and, except with respect to information omitted pursuant to Rule 430A of the Act, did not include any untrue statement of a material fact or, in the case of the Registration Statement, omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and on the date of this Agreement and on the Closing Date, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Rules and Regulations and the Trust Indenture Act, and neither of such documents included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Company by the Underwriter, specifically for use therein..

         (c) The SEC has not issued and, to the best knowledge of the Responsible Parties, is not threatening to issue any order preventing or suspending the use of the Registration Statement.

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         (d)      The Trust is a duly organized and validly existing Delaware statutory trust and had or has, at the respective dates of their execution, full legal rights, power and authority (i) to enter into its Basic Documents, (ii) to authorize the issuance of the Notes and to issue, sell and deliver the Notes to the Underwriters pursuant to the Indenture as provided herein, and (iii) to carry out, give effect to and consummate the transactions contemplated by its Basic Documents and the Prospectus.

         (e) When delivered to and paid for by the Underwriters on the Closing Date as provided herein, the Notes will be validly issued and outstanding limited obligations of the Trust entitled to the benefits of the Indenture.

         (f) All approvals, consents, authorizations, permits, elections and orders of or filings or registrations with any governmental authority, board, agency or commission having jurisdiction, including but not limited to, the United States Department of Education under the Higher Education Act, that would constitute a condition precedent to the performance by each of the Responsible Parties and the Trust of their respective obligations under the Basic Documents have been obtained and are in full force and effect, except such as may be required by the blue sky laws of any jurisdiction in connection with the sale and distribution of the Notes, for which no representation is being given.

         (g) The Basic Documents to be executed by the Trust in connection with the issuance and sale of the Notes (when executed and delivered by the respective parties thereto) will constitute, legal, valid and binding obligations of the Trust enforceable in accordance with their respective terms except as limited by bankruptcy, reorganization, insolvency and other similar laws affecting enforceability of creditors' rights generally and provided that the availability of equitable remedies is subject to the application of equitable principles. The Indenture has been duly qualified under the Trust Indenture Act with respect to the Notes.

         (h) To the knowledge of the Responsible Parties, no action, suit, proceeding, ___ inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body, is pending or threatened in any way affecting the existence of the Trust or seeking to restrain or to enjoin the issuance, sale or delivery of the Notes, the application of the proceeds thereof in accordance with the Indenture, or the collection or application of Revenues or assets of the Trust pledged or to be pledged to pay the principal of and interest on the Notes, or other pledge thereof, or in any way contesting or affecting the validity or enforceability of the Basic Documents, or any action on the part of the Trust contemplated by any of said documents, or that, if adversely determined, would have a material adverse effect on the financial condition or prospects of the Trust, nor, to the knowledge of the Responsible Parties, is there any basis therefor.

         (i) The Responsible Parties shall furnish such information, execute such instruments and take such other action in cooperation with the Underwriters as the Underwriters may reasonably request to qualify the Notes for offer and sale under the "blue sky" laws or other securities laws and regulations of such states and other jurisdictions of the United States as the Underwriters may designate; provided, however, that in no event shall any of the Responsible Parties or the Trust be obligated to qualify to do business in any jurisdiction where it is not now

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so qualified or take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now subject.

         (j) Between the date hereof and the Closing Date the Responsible Parties shall not take, or cause the Trust to take, any action that would cause the representations and warranties made herein to be untrue as of the Closing Date.

         (k) The Trust is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended (the "1940 Act").

         (l) None of the Responsible Parties has taken, nor will any of them take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes; it being understood and agreed that no such action by any Underwriter shall be deemed an action of the Responsible Parties.

         (m) For the period beginning on the date of this Agreement and ending 90 days after the Closing Date, the Responsible Parties and any trust originated, directly or indirectly, by the Responsible Parties will not, without the prior written consent of the Representative, offer to sell or sell notes (other than the Notes) collateralized by, or certificates evidencing an ownership interest in, student loans.

         (n) Other than as contemplated by this Agreement or as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Responsible Parties or the Trust any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

         4. Representations and Warranties of the Seller. The Seller represents and warrants to and agrees with the Underwriters that:

         (a) The Seller is a duly organized and validly existing corporation organized under the laws of the State of Delaware with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, except for such power and authority the absence of which would not have a material adverse effect on the Seller or its ability to consummate the transactions contemplated by its Basic Documents.

         (b) The Seller has full legal right, power, and authority to enter into its Basic Documents and to carry out, give effect to, and consummate the transactions contemplated thereby in accordance with the terms thereof.

         (c) On or before the Closing Date, its Basic Documents will have been duly authorized, executed and delivered by the Seller. The execution, delivery and performance of its Basic Documents and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or

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constitute a default under, the certificate of incorporation or bylaws of the
Seller or any agreement or instrument to which the Seller is a party or by which the Seller is bound or to which any of the properties of the Seller is subject that could reasonably be expected to have a material adverse effect on the transactions contemplated by the Basic Documents.

         (d) There are no legal or governmental proceedings pending or, to the knowledge of the Seller, threatened, against the Seller, or to which the Seller or any of its properties is subject, of a character required to be disclosed in the Prospectus that are not disclosed in the Prospectus.

         (e) The Seller is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the 1940 Act.

         (f) The representations and warranties made by the Seller in its Basic Documents will be true and correct in all material respects on and as of the Closing Date.

         5. Representations and Warranties of ELS. ELS represents and warrants to and agrees with the Underwriters that:

         (a) ELS is a duly organized and validly existing corporation organized under the laws of the State of Delaware corporation with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, except for such power and authority the absence of which would not have a material adverse effect on ELS or its ability to consummate the transactions contemplated by its Basic Documents.

         (b) ELS has full legal right, power, and authority to enter into its Basic Documents and to carry out, give effect to, and consummate the transactions contemplated thereby in accordance with the terms thereof.

         (c) On or before the Closing Date, its Basic Documents will have been duly authorized, executed and delivered by ELS. The execution, delivery and performance of its Basic Documents and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the certificate of incorporation or bylaws of ELS or any agreement or instrument to which ELS is a party or by which ELS is bound or to which any of the properties of ELS is subject that could reasonably be expected to have a material adverse effect on the transactions contemplated by the Basic Documents.

         (d) There are no legal or governmental proceedings pending or, to the knowledge of ELS, threatened, against ELS, or to which ELS or any of its properties is subject, of a character required to be disclosed in the Prospectus that are not disclosed in the Prospectus.

         (e) ELS is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the 1940 Act.

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         (f)      The representations and warranties made by ELS in its Basic
Documents will be true and correct in all material respects on and as of the Closing Date.

         6. Representations and Warranties of the Depositor. The Depositor represents and warrants to and agrees with the Underwriters that:

         (a) The Depositor is duly organized and validly existing as a Delaware limited liability company with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, except for such power and authority the absence of which would not have a material adverse effect on the Depositor or its ability to consummate the transactions contemplated its Basic Documents.

         (b) The Depositor has full legal right, power, and authority to enter into its Basic Documents and to carry out, give effect to, and consummate the transactions contemplated thereby in accordance with the terms thereof.

         (c) On or before the Closing Date, its Basic Documents will have been duly authorized, executed and delivered by the Depositor. The execution, delivery and performance of its Basic Documents and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the certificate of formation or the operating agreement of the Depositor or any agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the properties of the Depositor is subject that could reasonably be expected to have a material adverse effect on the transactions contemplated by the Basic Documents.

         (d) There are no legal or governmental proceedings pending or, to the knowledge of the Depositor, threatened, against the Depositor, or to which the Depositor or any of its properties is subject, of a character required to be disclosed in the Prospectus that are not disclosed in the Prospectus.

         (e) The Depositor is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the 1940 Act.

         (f) The representations and warranties made by the Depositor in its Basic Documents will be true and correct in all material respects on and as of the Closing Date.

         7. Agreements of the Responsible Parties. The Responsible Parties each agree with the Underwriters as follows:

         (a) The Responsible Parties will prepare a supplement to the Prospectus setting forth the amount of the Notes covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which the Notes are to be purchased by the Underwriters, either the initial public offering price or the method by which the price at which the Notes are to be sold will be

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determined, the selling concessions and reallowances, if any, and such other information as the Representative and the Responsible Parties deem appropriate in connection with the offering of the Notes, and the Responsible Parties will timely file or cause to be filed such supplement to the prospectus with the SEC pursuant to Rule 424(b) under the Act, but the Responsible Parties will not file any amendments to the Registration Statement as in effect with respect to the Notes or any amendments or supplements to the Prospectus, unless they shall first have delivered copies of such amendments or supplements to the Underwriters, with reasonable opportunity to comment on such proposed amendment or supplement or if the Underwriters shall have reasonably objected thereto promptly after receipt thereof; the Responsible Parties will immediately advise the Representative or its counsel (i) when notice is received from the SEC that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes or of any proceedings or examinations that may lead to such an order or communication, whether by or of the SEC or any authority administering any state securities or Blue Sky law, as soon as the Responsible Parties are advised thereof, and will use their reasonable best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

         (b) If, at any time when the Prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which such Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Responsible Parties promptly will prepare and file with the SEC, an amendment or supplement to such Prospectus that will correct such statement or omission or an amendment that will effect such compliance.

         (c) The Responsible Parties will immediately inform the Representative (i) of the receipt by any of the Responsible Parties or the Trust of any communication from the SEC or any state securities authority concerning the offering or sale of the Notes and (ii) of the commencement of any lawsuit or proceeding to which any of the Responsible Parties or the Trust is a party relating to the offering or sale of the Notes.

         (d) The Responsible Parties will furnish to the Underwriters, without charge, copies of the Registration Statement (including all documents and exhibits thereto or incorporated by reference therein), the Prospectus, and all amendments and supplements to such documents relating to the Notes, in each case in such quantities as the Underwriters may reasonably request.

         (e) No amendment or supplement relating to or affecting the Notes will be made to the Registration Statement or Prospectus unless the Representative shall have previously been advised thereof and the Representative shall not have reasonably objected thereto after being so advised.

         (f) The Responsible Parties will cooperate with the Representative and with its counsel in connection with the qualification of, or procurement of exemptions with respect to, the Notes for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as any Underwriter may designate and will file or cause the Trust to file such consents to service of process or other documents necessary or appropriate in order to effect such

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qualification or exemptions; provided that in no event shall the Responsible
Parties or the Trust be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

         (g) The Responsible parties and the Trust consent to the use, in accordance with the securities or Blue Sky laws of such jurisdictions in which the Notes are offered by the Underwriters and by dealers, of the Prospectus.

         (h) To the extent, if any, that the rating or ratings provided with respect to the Notes by the rating agency or agencies that initially rate a series of Notes is conditional upon the furnishing of documents or the taking of any other actions by the Responsible Parties or the Trust, the Responsible Parties shall cause to be furnished such documents and such other reasonable actions to be taken.

         (i) For so long as the Notes are outstanding, the Responsible Parties will furnish to the Representative (i) as soon as available, a copy of each document relating to the Trust or the Notes required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any order of the SEC thereunder, and (ii) such other information concerning the Responsible Parties or the Trust as the Representative may reasonably request from time to time insofar as such information reasonably relates to the Registration Statement or the transactions contemplated by the Basic Documents.

         (j) For a period from the date of this Agreement until the retirement of the Notes, the Responsible Parties will deliver or cause to be delivered to the Representative the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Indenture Trustee or the Trust pursuant to the Servicing Agreement as soon as such statements and reports are furnished to the Indenture Trustee or the Responsible Parties.

         (k) On or before the date the Financed Student Loans are transferred to the Trust, the Trust shall mark its accounting and other records, if any, relating to the Financed Eligible Loans and the Responsible Parties shall mark their respective computer records relating to the Financed Eligible Loans to show the absolute ownership by the Trust Eligible Lender Trustee, as eligible lender of, and the interest of the Trust in, the initial Financed Eligible Loans, and from and after each Closing Date the Trust and the Responsible Parties will take such actions with respect to the respective records of each with regard to any additional acquired Eligible Loans at the time of the acquisition thereof by the Trust Eligible Lender Trustee on behalf of the Trust, and the Trust and the Responsible Parties shall not take, nor permit any other person to take, any action inconsistent with the ownership of, and the interest of the Trust in, the Financed Eligible Loans, other than as permitted by the Basic Documents.

         (l) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than by notice given by an Underwriter terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Representative because of any failure or refusal on the part of the Responsible Parties to comply with the terms or fulfill any of the conditions of this Agreement, the Seller agrees to reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and expenses of their counsel) reasonably incurred in connection herewith. In no event shall the Responsible Parties or the Trust be liable to the Underwriters for loss of anticipated profits from the transactions contemplated by this Agreement.

         (m) The net proceeds from the sale of the Notes hereunder will be applied substantially in accordance with the description set forth in the Prospectus.

         (n)      The Seller's sale and transfer of the Financed Eligible
Loans to the Depositor and the Depositor's sale and transfer of Financed Eligible Loans to the order of the Trust Eligible Lender Trustee on behalf of the Trust as of the applicable sale date will vest in the Trust Eligible Lender Trustee on behalf of the Trust all of the Seller's and the Depositor's right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

         (o) The Trust's assignment of the Financed Eligible Loans to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

         (p) If, at the time the Registration Statement became effective, any information shall have been omitted therefrom in reliance upon Rule 430A under the 1933 Act, then, immediately following the execution of this Agreement, the Responsible Parties will prepare, and file or transmit for filing with the SEC in accordance with such Rule 430A and Rule 424(b) under the 1933 Act, copies of an amended Prospectus containing all information so omitted.

         (q) As soon as practicable, but not later than 16 months after the date of this Agreement, the Responsible Parties will cause the Trust to make generally available to the Noteholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (iii) the date of the Trust's most recent Annual Report or Form 10-K filed with the SEC prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

         (r) For the period beginning on the date of this Agreement and ending 90 days after the Closing Date, the Responsible Parties and any trust originated, directly or indirectly, by the Responsible Parties will not, without the prior written consent of the Representative, offer to sell or sell notes (other than the Notes) collateralized by, or certificates evidencing an ownership interest in, student loans.

         8.       Indemnification and Contribution. (a) The Responsible
Parties agree to jointly and severally indemnify and hold harmless each Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or in any amendment or supplement thereto, or the preliminary prospectus supplement dated ___________, 2003 (the

"Preliminary Prospectus"), or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Underwriter furnished in writing to the Responsible Parties by or on behalf of any Underwriter through the Representative expressly for use therein, it being understood that the only such information furnished by the Underwriter consists of the information described as such in Section 13 of this Agreement; provided, however, that the foregoing indemnity with respect to the Prospectus or the Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased Notes, if such person did not receive a copy of the Prospectus (as then amended or supplemented) at or prior to the written confirmation of the sale of such Notes to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

         (b) If any action, suit or proceeding shall be brought against an Underwriter or any person controlling an Underwriter in respect of which indemnity may be sought against the Responsible Parties, such Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party except to the extent that the indemnifying party is materially prejudiced by such omission. Such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all reasonable fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel within a reasonable period of time, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Underwriter or such controlling person and the indemnifying parties and the Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Underwriter and controlling persons not having actual or potential differing interests with the Underwriter or among themselves, which firm shall be designated in writing by the Underwriter, and that all such fees and expenses shall be reimbursed on a monthly basis as provided in paragraph (a) hereof. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless the Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment to the extent provided in paragraph (a).

         (c) Each Underwriter agrees severally but not jointly to indemnify and hold harmless the Responsible Parties and their respective directors and officers, and any person who controls the Responsible Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Responsible Parties to such Underwriter set forth in paragraph (a) hereof, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, it being understood that the only such information furnished by the Underwriters consists of the information described in Section 13 of this Agreement. If any action, suit or proceeding shall be brought against the Responsible Parties, any of their directors or officers, or any such controlling person based on the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus and in respect of which indemnity may be sought against an Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Responsible Parties by paragraph (b) above (except that if the Responsible Parties shall have assumed the defense thereof no Underwriter shall be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense, except as otherwise provided in paragraph (b) above), and the Responsible Parties, their respective directors and officers, and any such controlling person shall have the rights and duties given to such Underwriter by paragraph (b) above.

         (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Responsible Parties on the one hand and the applicable Underwriter on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Responsible Parties on the one hand and such Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Responsible Parties on the one hand and such Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Responsible Parties bear to the total underwriting discounts and commissions received by such Underwriter. The relative fault of the Responsible Parties on the one hand and such Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Responsible Parties on the one hand or by such Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The Responsible Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph
(d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Notes hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Responsible Parties and the Underwriters set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of an Underwriter, the Responsible Parties or any person controlling any of them or their respective directors or officers, (ii) acceptance of any Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, any of the Responsible Parties or any person controlling any of them or their respective directors or officers, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

         9. Conditions of Closing. The obligations of the Underwriters hereunder shall be subject (a) to the performance by the Trust of its obligations to be performed hereunder or under the Indenture at or prior to the Closing, (b) to the accuracy of and compliance with the representations, warranties and covenants of the Responsible Parties contained herein, in each case as of the time of delivery of this Agreement and as of the Closing, and (c) in the discretion of the Underwriters, to the following further conditions:

         (a) All actions required to be taken and all filings required to be made by the Responsible Parties and the Trust under the Act prior to the sale of the Notes shall have been duly taken or made. At and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Responsible Parties or the Underwriters, shall be contemplated by the SEC.

         (b) Since the respective dates as of which information is given in the Registration Statement (or any amendment or supplement thereto), except as may otherwise be stated therein or contemplated thereby, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Responsible Parties not contemplated by the Registration Statement, which in the opinion of the Representative, would materially adversely affect the market for the Notes, or (ii) any event or development which makes any statement made in the Registration Statement or Prospectus untrue in any material respect or which, in the opinion of the Responsible Parties and their counsel or the Underwriters and their counsel, requires the filing of any amendment to or change in the Registration Statement or Prospectus in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Registration Statement or Prospectus to reflect such event or development would, in the opinion of the Representative, materially adversely affect the market for the Notes.

         (c) None of the Responsible Parties shall have failed at or prior to the Closing Date to have performed or complied in any material respect with any of their respective agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

         (d) Fitch Ratings ("Fitch"), Moody's Investors Services, Inc. ("Moody's"), and Standard & Poor's ("S&P") shall have (1) rated the Series A Notes "___", "___", and "___", respectively, and (2) rated the Series B Notes "__", "__", and "__", respectively, and there shall not have been any announcement by any of Fitch, Moody's or S&P that (i) it is downgrading any of its ratings assigned to the Notes or (ii) it is reviewing its ratings assigned the Notes with a view to possible downgrading, or with negative implications, or direction not determined.

         (e) At or prior to the Closing, the Representative shall have received the following documents:

                  (1) opinions of Thompson Hine LLP, as counsel to the Responsible Parties and the Trust, dated the Closing Date and addressed to the Trust, the Indenture Trustee, the Representative, Fitch, Moody's and S&P in form and substance reasonably satisfactory to the Representative and its counsel regarding (i) general corporate authority and other matters, (ii) true sale, non-consolidation for bankruptcy purposes and other matters, (iii) the accuracy and completeness of the Prospectus and the Registration Statement and certain matters arising under the Trust Indenture Act and the 1940 Act, and (iv) the perfection and priority of the security interests in the Financed Student Loans and the Trust Estate;

                  (2) opinions of Dinsmore & Shohl LLP, as counsel to Fifth Third Bank, in its capacity as Indenture Trustee, Co-Owner Trustee, and Eligible Lender Trustee, dated the Closing Date and addressed to the Trust, the Responsible Parties, the Representative, Fitch, Moody's and S&P in form and substance reasonably satisfactory to the Representative and its counsel, regarding the organization and authority of the Indenture Trustee, Co-Owner Trustee, and Eligible Lender Trustee and other matters;

                  (3) opinions of Squire, Sanders & Dempsey L.L.P., dated the Closing Date, (i) addressed to the Representative in its capacity as counsel to the Underwriters in form and substance reasonably satisfactory to the Representative, and (ii) addressed to the

         Trust, the Responsible Parties and the Representative in form and substance reasonably satisfactory to the Representative regarding tax matters;

                  (4) opinions of Richards, Layton & Finger, dated the Closing Date and addressed to Trust, the Indenture Trustee, the Representative, Fitch, Moody's and S&P, (a) as counsel for the Owner Trustee, and (b) as special Delaware counsel for the Trust, in each case in form and substance reasonably satisfactory to the Representative and its counsel;

                  (5) an opinion of counsel for each Guarantor, dated the Closing Date and addressed to the Trust, the Responsible Parties, the Indenture Trustee, the Representative, Fitch, Moody's and S&P, in form and substance reasonably acceptable to the Representative and its counsel;

                  (6) a certificate of each Guarantor, dated the Closing Date and signed by the chief financial officer or other officer of the Guarantor acceptable to the Representative, in form and substance reasonably satisfactory to the Representative and its counsel;

                  (7) an opinion of counsel for each Subservicer, dated the Closing Date and addressed to the Responsible Parties, the Indenture Trustee, the Representative, in form and substance reasonably satisfactory to the Representative and its counsel, Fitch, Moody's and S&P ;

                  (8) a certificate of each Subservicer, dated the Closing Date and signed by the chief financial officer or other officer of the Subservicer acceptable to the Representative, in form and substance reasonably satisfactory to the Representative and its counsel;

                  (9) a certificate, dated the Closing Date and signed by executive officers of the each of the Responsible Parties to the effect that all the representations and warranties of the Responsible Parties contained in their Basic Documents shall be true and correct in all material respects on and as of the date thereof and on and as of the Closing Date as if made on and as of the Closing Date;

                  (10) A "Ratings Letter" from each of Fitch, Moody's, and S&P setting forth the ratings required under Section 9(d) hereof and otherwise satisfactory to the Representative and counsel to the Underwriters;

                  (11) Evidence satisfactory to the Representative that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of Delaware, reflecting (i) the transfer of the interest of the Seller in the Financed Student Loans and the proceeds thereof to the Depositor, (ii) the transfer of the interest of the Depositor in the Financed Student Loans and the proceeds thereof to the Trust, and (iii) the grant of the security interest by the Trust in the Trust Estate (including the Financed Student Loans) and the proceeds thereof to the Indenture Trustee;

                  (12) Note specimens and a copy of the written order of the Trust to authenticate and deliver the Notes;

                  (13) An executed copy or certified copy of an executed copy of each of the Basic Documents, each Guarantee Agreement and such further certificates and documents as the Representative shall have reasonably requested;

                  (14) The letter from __________ dated the Closing Date, and in form and substance satisfactory to the Representative, to the effect that they have carried out certain specified procedures, not constituting an audit, with respect to certain information regarding the Financed Eligible Loans and setting forth the results of such specified procedures;

                  (15) Evidence satisfactory to the Representative of the completion of all actions necessary to effect the transfer of the Financed Eligible Loans as described in the Prospectus and the recordation thereof on the Seller's, the Depositor's, the Trust's and the [Name of Subservicers'] computer systems; and

                  (16) Such additional legal opinions, certificates, instruments and other documents as the Representative or counsel to the Underwriters may reasonably request to evidence the truth and accuracy, as of the date hereof and as of the Closing Date, of the Responsible Parties' representations and warranties contained herein and of the statements and information contained in the Prospectus and the due performance and satisfaction by the Trust at or prior to the Closing of all agreements then to be performed and all conditions then to be satisfied by the Trust in connection with the transactions contemplated by Basic Documents and the Prospectus.

         If the Responsible Parties shall be unable to satisfy the conditions to the obligations of the Underwriters contained in this Agreement, this Agreement shall terminate and neither the Underwriters nor the Responsible Parties shall be under any further obligation hereunder, except as provided in Section 9 hereof.

         10.      Expenses.

         ELS agrees to cause the Trust to pay or to otherwise cause the payment of the following costs and expenses and all other costs and expenses incident to the performance by ELS and the Trust of their respective obligations hereunder:
(i) the preparation, printing or reproduction of the Registration Statement, each Prospectus and each amendment or supplement to any of them, and each Basic Document; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the each Preliminary Prospectus and each Prospectus and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Notes; (iii) the preparation, printing, ___ authentication, ___ issuance and delivery of certificates for the Notes; (iv) the qualification of the Notes for offer and sale under the securities or "blue sky" laws of such states as ELS and the Representative may agree (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of any blue sky survey prepared in connection with such qualification); and (v) the fees and/or disbursements of (A) counsel for the Trust and the Responsible Parties, (B) the Indenture Trustee and the Eligible Lender Trustee and their counsel, (C) the Owner Trustee and its counsel, (D) the Auction Agent and its counsel, (E) The Depository Trust Company in connection with the book-entry registration of the Notes, and (F) Fitch, Moody's and S&P for rating the Notes.

         11. Effective Date of Agreement. This Agreement shall become effective upon the execution and delivery hereof by all the parties hereto. Until such time as this Agreement shall have become effective, it may be terminated by the Responsible Parties, by notifying the Representative, or by the Representative, by notifying the Responsible Parties.

         Any notice under this Section 11 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

         12. Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Representative, without liability on the part of any Underwriter, by notice to the Responsible Parties, if prior to the Closing Date, (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York state authorities, (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to commence or continue the offering of the Notes on the terms set forth in the Prospectus, or to enforce contracts for the resale of the Notes by the Underwriters, (iv) legislation shall be enacted by the Congress of the United States or a decision by a court of the United States or the Tax Court of the United States shall be rendered, or an officially published ruling, regulation, proposed regulation or official statement by or on behalf of the Treasury Department of the United States, the Internal Revenue Service or any other governmental agency shall be made, with respect to federal taxation upon revenues or other income of the general character expected to be pledged under the Indenture or upon interest received on securities of the general character of the Notes, or which would have the effect of changing, directly or indirectly, the federal income tax consequences of interest on securities of the general character of the Notes in the hands of the holders thereof, which in the opinion of counsel to the Representative materially affects the market price of the Notes, or (v) legislation shall be enacted by the States of Delaware or Ohio, or a decision by a court of competent jurisdiction of the States of Delaware or Ohio or any administrative tribunal of the States of Delaware or Ohio or other governmental agency or department thereof shall be rendered with respect to taxation by the States of Delaware or Ohio or any of their political subdivisions upon revenues or other income of the general character expected to be pledged under the Indenture, or upon interest received on securities of the general character of the Notes, or which would have the effect of changing, directly or indirectly, the tax consequences under the States of Delaware or Ohio tax law of interest on securities of the general character of the Notes in the hands of the holders thereof, which in the opinion of counsel to the Representative materially affects the market price of the Notes. Notice of such termination may be given to the Responsible Parties, by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

         13. Information Furnished by the Underwriter. The statements set forth under the heading "Plan of Distribution" in the Prospectus Supplement dated ___________, 2003 constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3(b) and 8 hereof, and each Underwriter confirms that such statements relating to such Underwriter are correct.

         14. Computational Materials. (a) It is understood that the Representative may prepare and provide to prospective investors certain Computational Materials (as defined below) in connection with the Trust's offering of the Notes, subject to the following conditions:

                  (1) The Representative shall comply with all applicable laws and regulations in connection with the use of Computational Materials including the No-Action Letter of May 20, 1994 issued by the SEC to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the SEC in response to the request of the Public Securities ___ Association dated May 24, 1994, and the No-Action Letter of February 17, 1995 issued by the SEC to the Public Securities Association (collectively, the "Kidder/PSA Letters").

                  (2) As used herein, "Computational Materials" and the term "ABS Term Sheets" shall have the meanings given such terms in the Kidder/PSA Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of the Representative.

                  (3) _ The ___ Representative ___ shall provide the Responsible ___ Parties and the Trust with representative forms of all Computational Materials prior to their first use, to the extent such forms have not previously been approved by the Responsible Parties for use by the Underwriters. The Representative shall provide to the Responsible Parties and the Trust, for filing on Form 8-K as provided in Section 14(b) hereof, copies of all Computational Materials that are to be filed with the SEC pursuant to the Kidder/PSA Letters. The Representative may provide copies of the foregoing in a consolidated or aggregated form. All Computational Materials described in this subsection (a)(3) must be provided to the Responsible Parties not later than 12:00 p.m., New York City time, one business day before filing thereof is required pursuant to the terms of this Agreement.

                  (4) If the Representative does not provide the Computational materials to the Responsible Parties pursuant to subsection (a)(3) above, the Underwriters shall be deemed to have represented, as of the applicable Closing Date, that they did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Notes that is required to be filed with the SEC in accordance with the Kidder/PSA Letters.

                  (5) In the event of any delay in the delivery by the Representative to the Responsible Parties and the Trust of all Computational Materials required to be delivered in accordance with subsection (a)(3) above, the Responsible Parties shall have the right to delay the release of the Prospectus to investors or to the Underwriters, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Responsible Parties and the Trust to comply with their agreement set forth in
         Section 14(b) hereof to file the Computational Materials by the time specified therein.

         (b) The Responsible Parties and the Trust shall file the Computational Materials (if any) provided to them by the Representative under
Section 14(a)(3) hereof with the SEC pursuant to a Current Report on Form 8-K no later than 5:30 p.m., New York City time, on the date required pursuant to the Kidder/PSA Letters

         15. Representation of Underwriters. The Representative shall act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

         16.      Miscellaneous.

         (a) All notices, demands, and formal actions hereunder shall be in writing and mailed, telegraphed or delivered to the following address or such other address as either of the parties shall specify.

                           The Representative:

                           [Name and address
                               of Representative]
                           ___________________
                           ___________________
                           ___________________
                           Attention:  ___________________

                           The Responsible Parties:
                           c/o Education Lending Services, Inc.
                           6 East Fourth Street, Suite 300
                           Cincinnati, OH 45202
                           Attention:  Perry D. Moore

         (b) This Agreement will inure to the benefit of and be binding upon the parties hereto and their successors and assigns, and will not confer any rights upon any other Person. The terms "successors" and "assigns" shall not include any purchaser of any of the Notes from any Underwriter merely because of such purchase.

         (c) The respective indemnities, agreements, representations, warranties and other statements of the Responsible Parties, the Trust, or their officers and of the Underwriters set forth in or made pursuant to this Agreement or contained in notes of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Underwriters, the Responsible Parties, the Trust or any of their respective representatives, officers of directors or any controlling person, and will survive delivery of and payment for the Notes or termination or cancellation of this Agreement.

         (d) The indemnity agreement of the Responsible Parties contained in Section 8 of this Agreement shall be in addition to any liability which the Responsible Parties may otherwise have. The indemnity agreement of the Underwriters contained in Section 8 of this Agreement shall be in addition to any liability which the Underwriters may otherwise have.

         (e) Section or paragraph headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such Section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

         (f) This Agreement shall not be assigned by the Trust or the Underwriters without the written consent of the Trust and each Underwriter.

         (g) If any provision of this Agreement shall be held or deemed to be or shall, in fact, be inoperative, invalid or unenforceable as applied in any particular case in any jurisdiction because it conflicts with any provisions of any constitution, statute, rule of public policy, or any other reason, such circumstances shall not have the effect of rendering the provision in question inoperable or unenforceable in any other case or circumstance, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatever.

         (h) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made or to be performed within the State of New York without giving effect to conflict of laws principles thereof. The Responsible Parties and the Trust hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         (i) Notwithstanding anything to the contrary herein or in the Indenture, any obligation of the Trust created by or arising out of this Agreement shall be a limited obligation of the Trust, payable solely from Trust Estate available therefor under and in accordance with the Indenture, and shall not constitute a charge against the general credit of the Trust.

         (j) This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all which shall constitute one and the same document.

      [remainder of page intentionally left blank; signature page follows]

         Please confirm that the foregoing correctly sets forth the agreement among the Responsible Parties, the Trust, and the Underwriters.

                                            Very truly yours,

                                            Education Lending Group, Inc.

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                            Education Lending Services, INC.

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                            EDUCATION FUNDING CAPITAL I, LLC

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                            [EDUCATION FUNDING CAPITAL
                                            TRUST-__,] by Fifth Third
                                            Bank, not in its individual
                                            capacity, but solely as
                                            Co-Owner Trustee on behalf
                                            of the Trust

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


Confirmed as of the date first above mentioned.

[Name of Underwriter]
     Acting on behalf of itself and as Representative of the Underwriters named herein

By:
   ---------------------------------
Name:
Title:

                                   APPENDIX A

                                        ----------------------------------------

                                                            [Name of             [Name of
                      Series of Notes                     Underwriter]         Underwriter]           Total
                                                       -------------------- ------------------- -------------------
                      Series 2003A-_ Notes

                      Series 2003A-_ Notes

                      Series 2003A-_ Notes

                      Series 2003A-_ Notes

                      Series 2003A-_ Notes

                      Series 2003A-_ Notes

                      Series 2003A-_ Notes

                      Series 2003A-_ Notes

                      Series 2003B-_ Notes
                                                       -------------------- ------------------- -------------------

                      Total.....................       $                    $                   $
                                                       ==================== =================== ====================

Interest Rate


Series 2003A-  Notes.


Series 2003A-  Notes.


Series 2003A-  Notes.

Series 2003A-  Notes.


Series 2003A-  Notes.


Series 2003A-  Notes.


Series 2003A-  Notes.


Series 2003A-  Notes.


Series 2003B-  Notes.


                                        2